Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces First Quarter 2023 Financial Results and Affirms 2023 Guidance
FIRST QUARTER 2023 FINANCIAL HIGHLIGHTS
•Total revenues increased $57.8 million, or 22.2%, to $317.9 million in Q1 2023 from $260.0 million in Q1 2022.
•Revenues within the Digital capability increased 28.5% to $140.7 million in Q1 2023, compared to $109.5 million in Q1 2022.
•Net income was $13.4 million in Q1 2023, compared to $26.9 million in Q1 2022. Results for Q1 2022 included a non-recurring, unrealized gain of $19.8 million, net of tax, related to the company's investment in a hospital-at-home company.
•Adjusted EBITDA(6), a non-GAAP measure, increased $7.4 million, or 33.4%, to $29.5 million in Q1 2023 from $22.1 million in Q1 2022.
•Diluted earnings per share was $0.68 in Q1 2023, compared to $1.27 in Q1 2022 which included the non-recurring, unrealized gain related to the company's investment in a hospital-at-home company.
•Adjusted diluted earnings per share(6), a non-GAAP measure, increased $0.38, or 77.6%, to $0.87 in Q1 2023 from $0.49 in Q1 2022.
•Huron returned $44.3 million to shareholders by repurchasing 0.6 million shares of the company's common stock in Q1 2023.
•Huron affirms its previous earnings guidance range for full year 2023, including revenue expectations in a range of $1.22 billion to $1.28 billion.
OTHER HIGHLIGHTS
•Huron released its 2022 Environmental, Social and Governance (ESG) Report, which reiterates the company's commitment to shaping a more sustainable future.
•Huron amended its credit facility to include ESG-related measures that align the company's financing and people-focused goals.
•Huron introduced its 2023 Investor Presentation, which provides insight into the company and its commitment to achieving its strategic and financial objectives.
CHICAGO - May 2, 2023 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results for the first quarter ended March 31, 2023.
“Our first quarter results reflect our steady progress toward achieving the medium-term financial objectives we set forth in 2022 for double-digit revenue growth, expanded adjusted EBITDA margins, and accelerated adjusted EPS growth,” said Mark Hussey, chief executive officer and president of Huron. “Driven by strong growth across all three operating segments and in our Digital capability, revenues grew 22% over the prior year quarter, reflecting continued demand across our portfolio of end markets. Consistent with our goal to expand our profitability, adjusted EBITDA margins increased 80 basis points over the prior year quarter.”
“Our clients face significant strategic, financial and operational challenges in their markets, exacerbated by an increasingly uncertain macro environment. We believe these challenges will continue to drive solid demand for our business as we further innovate and build upon our deep, collaborative relationships with our clients,” added Hussey.
FIRST QUARTER 2023 RESULTS
Revenues increased $57.8 million, or 22.2%, to $317.9 million for the first quarter of 2023, compared to $260.0 million for the first quarter of 2022. This revenue growth was highlighted by 28.5% growth from the Digital capability in the aggregate across all segments and growth in the Healthcare and Education segments' Consulting and Managed Services capability of 21.5% and 20.5%, respectively, during the first quarter of 2023, compared to the same prior year period, which reflects the company's focus on accelerating growth in the healthcare and education industries.
Net income was $13.4 million for the first quarter of 2023, compared to $26.9 million for the same quarter last year. Diluted earnings per share was $0.68 for the first quarter of 2023, compared to $1.27 for the first quarter of 2022. Results for the first quarter of 2022 included a non-recurring, unrealized gain of $19.8 million, net of tax, related to the increase in fair value of the company's investment in a hospital-at-home company.
First quarter 2023 earnings before interest, taxes, depreciation and amortization ("EBITDA")(6) was $26.7 million, compared to $47.4 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended March 31,
	2023	2022
Amortization of intangible assets	$2,231	$2,860
Restructuring charges	$2,284	$1,555
Other losses	$435	$12
Transaction-related expenses	$—	$50
Unrealized gain on preferred stock investment	$—	$(26,964)
Tax effect of adjustments	$(1,312)	$5,959
Foreign currency transaction losses, net	$80	$19
Adjusted EBITDA(6) increased $7.4 million, or 33.4%, to $29.5 million, or 9.3% of revenues, in the first quarter of 2023, compared to $22.1 million, or 8.5% of revenues, in the same quarter last year. Adjusted net income(6) increased $6.7 million, or 65.2%, to $17.1 million, or $0.87 per diluted share, for the first quarter of 2023, compared to $10.3 million, or $0.49 per diluted share, for the same quarter in 2022.
The number of revenue-generating professionals(1) increased 24.6% to 5,013 as of March 31, 2023 from 4,023 as of March 31, 2022. The utilization rate(5) of the company's Consulting capability increased to 76.3% during the first quarter 2023, compared to 71.4% during the same period last year. The utilization rate(5) for the company's Digital capability decreased to 71.0% during the first quarter 2023, compared to 72.4% during the same period last year.
Additionally, in the first quarter of 2023, Huron repurchased 632,894 shares of the company's common stock for $44.3 million.

OPERATING INDUSTRIES
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s first quarter 2023 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (47%); Education (33%); and Commercial (20%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended March 31, 2023.
OUTLOOK FOR 2023
Based on currently available information, the company is affirming guidance for full year 2023 revenues before reimbursable expenses in a range of $1.22 billion to $1.28 billion. The company also anticipates adjusted EBITDA as a percentage of revenues in a range of 12.0% to 12.5% and non-GAAP adjusted diluted earnings per share in a range of $3.75 to $4.25.
FIRST QUARTER 2023 WEBCAST
The company will host a webcast to discuss its financial results today, May 2, 2023, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(6)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that collaborates with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses and their people to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2022 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues and reimbursable expenses:
Revenues	$317,895	$260,049
Reimbursable expenses	8,490	4,726
Total revenues and reimbursable expenses	326,385	264,775
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	228,383	187,247
Reimbursable expenses	8,624	4,756
Selling, general and administrative expenses	62,289	48,395
Restructuring charges	2,284	1,555
Depreciation and amortization	6,374	6,864
Total operating expenses	307,954	248,817
Operating income	18,431	15,958
Other income (expense), net:
Interest expense, net of interest income	(4,303)	(2,196)
Other income, net	1,719	24,365
Total other income (expense), net	(2,584)	22,169
Income before taxes	15,847	38,127
Income tax expense	2,428	11,275
Net income	$13,419	$26,852
Earnings per share:
Net income per basic share	$0.70	$1.29
Net income per diluted share	$0.68	$1.27
Weighted average shares used in calculating earnings per share:
Basic	19,119	20,850
Diluted	19,699	21,167
Comprehensive income (loss):
Net income	$13,419	$26,852
Foreign currency translation adjustments, net of tax	52	(43)
Unrealized gain (loss) on investment, net of tax	3,873	(2,661)
Unrealized gain (loss) on cash flow hedging instruments, net of tax	(2,329)	4,325
Other comprehensive income	1,596	1,621
Comprehensive income	$15,015	$28,473

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$12,026	$11,834
Receivables from clients, net	147,037	147,852
Unbilled services, net	173,454	141,781
Income tax receivable	275	960
Prepaid expenses and other current assets	28,718	26,057
Total current assets	361,510	328,484
Property and equipment, net	24,179	26,107
Deferred income taxes, net	1,410	1,554
Long-term investments	96,473	91,194
Operating lease right-of-use assets	28,692	30,304
Other non-current assets	80,154	73,039
Intangible assets, net	21,161	23,392
Goodwill	624,966	624,966
Total assets	$1,238,545	$1,199,040
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,556	$14,254
Accrued expenses and other current liabilities	28,938	27,268
Accrued payroll and related benefits	78,354	171,723
Current maturities of operating lease liabilities	10,825	10,530
Deferred revenues	20,542	21,909
Total current liabilities	148,215	245,684
Non-current liabilities:
Deferred compensation and other liabilities	38,404	33,614
Long-term debt	447,000	290,000
Operating lease liabilities, net of current portion	43,393	45,556
Deferred income taxes, net	32,564	32,146
Total non-current liabilities	561,361	401,316
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 22,047,299 and 22,507,159 shares issued, respectively	220	223
Treasury stock, at cost, 2,842,144 and 2,711,712 shares, respectively	(141,353)	(137,556)
Additional paid-in capital	284,420	318,706
Retained earnings	365,967	352,548
Accumulated other comprehensive income	19,715	18,119
Total stockholders’ equity	528,969	552,040
Total liabilities and stockholders’ equity	$1,238,545	$1,199,040

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$13,419	$26,852
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	6,407	6,864
Non-cash lease expense	1,644	1,640
Lease-related impairment charge	1,870	—
Share-based compensation	11,562	7,935
Amortization of debt discount and issuance costs	191	198
Allowances for doubtful accounts	3	28
Deferred income taxes	—	7,129
(Gain) loss on sale of property and equipment, excluding transaction costs	1	(1,067)
Change in fair value of contingent consideration liabilities	435	12
Change in fair value of preferred stock investment	—	(26,964)
Changes in operating assets and liabilities, net of acquisitions and divestiture:
(Increase) decrease in receivables from clients, net	827	5,791
(Increase) decrease in unbilled services, net	(31,669)	(35,239)
(Increase) decrease in current income tax receivable / payable, net	1,487	3,266
(Increase) decrease in other assets	(5,205)	1,361
Increase (decrease) in accounts payable and other liabilities	(1,881)	(7,044)
Increase (decrease) in accrued payroll and related benefits	(89,843)	(70,689)
Increase (decrease) in deferred revenues	(1,349)	828
Net cash used in operating activities	(92,101)	(79,099)
Cash flows from investing activities:
Purchases of property and equipment	(1,956)	(3,924)
Investment in life insurance policies	(1,833)	—
Purchases of businesses	38	(2,289)
Capitalization of internally developed software costs	(6,575)	(2,060)
Proceeds from note receivable	154	—
Proceeds from sale of property and equipment	—	4,750
Divestiture of business	—	207
Net cash used in investing activities	(10,172)	(3,316)
Cash flows from financing activities:
Proceeds from exercise of stock options	627	648
Shares redeemed for employee tax withholdings	(9,529)	(6,884)
Share repurchases	(45,133)	(24,097)
Proceeds from bank borrowings	201,000	150,000
Repayments of bank borrowings	(44,000)	(47,780)
Payments for debt issuance costs	(16)	—
Deferred payments on business acquisition	(500)	(500)
Net cash provided by financing activities	102,449	71,387
Effect of exchange rate changes on cash	16	(5)
Net increase (decrease) in cash and cash equivalents	192	(11,033)
Cash and cash equivalents at beginning of the period	11,834	20,781
Cash and cash equivalents at end of the period	$12,026	$9,748

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended March 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2023	2022
Healthcare:
Revenues	$149,049	$121,876	22.3%
Operating income	$32,255	$28,032	15.1%
Segment operating margin	21.6%	23.0%
Education:
Revenues	$104,147	$80,662	29.1%
Operating income	$23,165	$14,306	61.9%
Segment operating margin	22.2%	17.7%
Commercial:
Revenues	$64,699	$57,511	12.5%
Operating income	$14,067	$12,214	15.2%
Segment operating margin	21.7%	21.2%
Total Huron:
Revenues	$317,895	$260,049	22.2%
Reimbursable expenses	8,490	4,726	79.6%
Total revenues and reimbursable expenses	$326,385	$264,775	23.3%

Segment operating income	$69,487	$54,552	27.4%
Items not allocated at the segment level:
Other operating expenses	46,340	33,548	38.1%
Depreciation and amortization	4,716	5,046	(6.5)%
Total operating income	18,431	15,958	15.5%
Other income (expense), net	(2,584)	22,169	(111.7)%
Income before taxes	$15,847	$38,127	(58.4)%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end) (1):
Healthcare	1,985	1,647	20.5%
Education	1,633	1,231	32.7%
Commercial (2)	1,395	1,145	21.8%
Total	5,013	4,023	24.6%
Revenue by capability:
Consulting and Managed Services (3)	$177,194	$150,584	17.7%
Digital	140,701	109,465	28.5%
Total	$317,895	$260,049	22.2%
Number of revenue-generating professionals by capability (at period end)(1):
Consulting and Managed Services (4)	2,360	2,003	17.8%
Digital	2,653	2,020	31.3%
Total	5,013	4,023	24.6%
Utilization rate by capability (5):
Consulting	76.3%	71.4%
Digital	71.0%	72.4%
(1)Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the Culture and Organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Healthcare Managed Services employees who provide revenue cycle billing, collections insurance verification and change integrity services to clients.
(2)The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education.

(3)Managed Services capability revenues within our Healthcare segment was $19.8 million and $13.8 million for the three months ended March 31, 2023 and 2022, respectively.
Managed Services capability revenues within our Education segment was $4.6 million and $3.4 million for the three months ended March 31, 2023 and 2022, respectively.
(4)The number of Managed Services revenue-generating professionals within our Healthcare segment as of March 31, 2023 and 2022 was 726 and 543, respectively.
The number of Managed Services revenue-generating professionals within our Education segment as of March 31, 2023 and 2022 was 101 and 92, respectively.
(5)Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.
HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues	$317,895	$260,049
Net income	$13,419	$26,852
Add back:
Income tax expense	2,428	11,275
Interest expense, net of interest income	4,303	2,196
Depreciation and amortization	6,553	7,122
Earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	26,703	47,445
Add back:
Restructuring charges	2,284	1,555
Other losses	435	12
Transaction-related expenses	—	50
Unrealized gain on preferred stock investment	—	(26,964)
Foreign currency transaction losses, net	80	19
Adjusted EBITDA (6)	$29,502	$22,117
Adjusted EBITDA as a percentage of revenues (6)	9.3%	8.5%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (6)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net income	$13,419	$26,852
Weighted average shares - diluted	19,699	21,167
Diluted earnings per share	$0.68	$1.27
Add back:
Amortization of intangible assets	2,231	2,860
Restructuring charges	2,284	1,555
Other losses	435	12
Transaction-related expenses	—	50
Unrealized gain on preferred stock investment	—	(26,964)
Tax effect of adjustments	(1,312)	5,959
Total adjustments, net of tax	3,638	(16,528)
Adjusted net income (6)	$17,057	$10,324
Adjusted weighted average shares - diluted	19,699	21,167
Adjusted diluted earnings per share (6)	$0.87	$0.49

(6)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.